Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

July 31, 2026
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, Florida 33431
To the addressee set forth above:
We have acted as local Nevada counsel to Jushi Holdings Inc., a Nevada corporation (the “Company”), which is the entity resulting from the domestication (as defined in Nevada Revised Statutes 92A.270) of Jushi Holdings Inc., a British Columbia corporation (the “BC Corporation”), into a Nevada corporation (the “Domestication”), in connection with the filing by the Company of Post-Effective Amendment No. 1 to Form S-3 Registration Statement (File No. 333-278728) (as so amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration, pursuant to the base prospectus therein (the “Prospectus”), of:
(A)    an indeterminate number of the following securities of the Company, with an aggregate offering price of up to $250,000,000, for offering and sale from time to time by the Company: (i) shares (“Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which Common Shares include any shares of Common Stock issuable upon the (x) conversion or exchange, as applicable, of any Preferred Shares (as defined below) and (y) exercise of any Warrants (as defined below) or Rights (as defined below) to purchase shares of Common Stock; (ii) shares (“Preferred Shares”, and together with Common Shares, “Base Shares”) of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, which Preferred Shares include any shares of Preferred Stock issuable upon the exercise of any Warrants or Rights to purchase shares of Preferred Stock; (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (collectively, “Warrants”), to be issued pursuant to one or more warrant agreements (collectively, “Warrant Agreements”); (iv) units (“Units”) comprising any combination of the foregoing Base Securities (as defined below), to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”); and (v) rights (“Rights”, and together with Base Shares, Warrants and Units, “Base Securities”) to purchase shares of Common Stock or shares of Preferred Stock, to be issued pursuant to one or more rights agreements with a bank or trust company, as rights agent (collectively, “Rights Agreements”); and
(B)    up to an aggregate of 44,660,966 shares of Common Stock for offering and resale from time to time by the selling stockholders listed in the Prospectus (collectively, the “Selling Stockholder”), comprised of (i) 11,451,665 shares of Common Stock (the “Resale Shares”) issued by the Company to the Selling Stockholder; (ii) 11,385,000 shares of Common Stock (the “Option Shares”) issuable upon exercise of outstanding options issued by the Company to the Selling Stockholder under the Jushi Holdings Inc. 2019 Equity Incentive Plan (the “Plan”) and the Option Agreement (as defined below); and (iii) 21,824,301 shares of Common Stock (the “Resale Warrant

Jushi Holdings Inc.
July 31, 2026

Shares”, and together with the Resale Shares and the Option Shares, the “Selling Stockholder Shares”), issuable upon exercise of certain warrants (the “Resale Warrants”) issued by the Company to the Selling Stockholder.
This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Base Securities and the Selling Stockholder Shares and the resale of the Selling Stockholder Shares, as described in the Registration Statement and Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and Prospectus.
For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Plan; (iii) the form of option agreement (the “Option Agreement”) filed as exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-266287) of the BC Corporation, as filed with the Commission under the Act on July 22, 2022 (the "S-1 Registration Statement”); (iv) the forms of Resale Warrant filed as exhibits 4.7, 4.9 and 4.10 to the S-1 Registration Statement; (v) the Company’s articles of incorporation and bylaws (collectively, the “Governing Documents”) and (vi) such other agreements, instruments, corporate records (including resolutions of the board of directors and any committee thereof and of the stockholders of the Company) and other documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.
Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification:
(A)    with respect to the opinions set forth in opinion paragraphs 1 and 2 of this opinion letter, that (i) (a) any and all agreements, instruments and other documents (or form thereof) relating to the offering, issuance, registration or sale of any Base Securities, including, without limitation, underwriting agreements, Warrant Agreements (including each warrant certificate contemplated thereby), Unit Agreements (including each unit certificate contemplated thereby), and Rights Agreements (including any certificates evidencing the Rights) (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (b) the Company has taken or will take all corporate action required under applicable law in connection with the authorization, offering, issuance and sale of any Base Securities (including, without limitation, any Base Securities or other securities of the Company underlying, or issued or sold pursuant to, or upon conversion, exchange or exercise of, any Base Securities or any other agreement, plan or arrangement), (c) all Base Securities have been and will be offered, issued and sold in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, (d) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock

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July 31, 2026

(including Preferred Shares) will be fixed and set forth in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly authorized by the board of directors of the Company, duly signed by an authorized officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and (e) any and all certificates evidencing any Base Securities are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (romanettes (i)(a) through (i)(e), inclusive, above are referred to collectively herein as the “Corporate Proceedings”); (ii) each of the Securities Documents, the form of which has been or will be filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iii) the obligations of each party set forth in the Securities Documents are and will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Base Securities have been or will be offered, issued or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is binding upon the Company, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body, or court; (v) immediately after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to any Base Securities), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (vi) at no time will the total number of shares of Preferred Stock designated pursuant to all then effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; and (vii) immediately after any issuance of Preferred Shares, the total number of issued and outstanding shares of such series of Preferred Stock, together with the total number of shares of such series of Preferred Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to any Base Securities), or otherwise, will not exceed the total number of shares of such series of Preferred Stock then designated under the articles of incorporation or the Certificate of Designation for such series;
(B)    with respect to the opinion set forth in opinion paragraph 4 of this opinion letter, that (i) prior to the Domestication, the BC Corporation has taken all corporate action required under the laws of British Columbia to authorize each of the Plan and the Option Agreement, and the performance by the Company of its obligations thereunder, including the issuance of Option Shares pursuant thereto; (ii) the Option Agreement was duly executed and delivered by each party thereto in substantially the form thereof filed as an exhibit to the S-1 Registration Statement; and (iii) immediately after any issuance of Option Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the Plan), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation;
(C)    with respect to the opinion set forth in opinion paragraph 5 of this opinion letter, that (i) prior to the Domestication, the BC Corporation has taken all corporate action required under the laws of British Columbia to authorize the Resale Warrants, and the performance by the

Jushi Holdings Inc.
July 31, 2026

Company of its obligations thereunder, including the issuance of Resale Warrant Shares pursuant thereto; (ii) each of the Resale Warrants was duly executed and delivered by each party thereto in substantially the form thereof filed as an exhibit to the S-1 Registration Statement; and (iii) immediately after any issuance of Resale Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the Resale Warrants), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation
(D)    with respect to all opinions set forth in this opinion letter, that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (ii) each natural person executing a document at all relevant times had, has or at the time of such execution will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iv) the obligations of each party to any documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.
Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.    If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Base Shares, and to the extent such Base Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, Base Securities and Certificates of Designation, as applicable, including proper conversion, exchange or exercise of any relevant Base Securities and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, Base Securities and Certificates of Designation, as applicable, and in accordance with the proceedings described in and in the manner contemplated by the Registration Statement, such Base Shares will be duly authorized, validly issued, fully paid and nonassessable.
2.    If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Warrants, Rights, or Units, such Base Securities will be duly authorized.

Jushi Holdings Inc.
July 31, 2026

3.    The Resale Shares have been duly authorized and are validly issued, fully paid and nonassessable.
4.    The Option Shares have been duly authorized by the Company and, if, when and to the extent any Option Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, each of the Plan and the Option Agreement, including in exchange for the consideration required thereunder, and as described in the Registration Statement and the Prospectus, such Option Shares will be validly issued, fully paid and nonassessable.
5.    The Resale Warrant Shares have been duly authorized by the Company and if, when and to the extent any Resale Warrant Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Resale Warrant(s), including due and proper exercise of the relevant Resale Warrant(s) in accordance therewith and payment in full of all consideration required thereunder, and as described in the Registration Statement and the Prospectus, such Resale Warrant Shares will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the filing of this opinion letter as an exhibit to the Registration Statement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Sheppard, Mullin, Richter & Hampton LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of Base Securities (other than Base Shares), as filed with the Commission as an exhibit to the Registration Statement.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP